UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Building 3 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 13, 2015, Second Sight Medical Products, Inc. (the “Company”) announced its financial and operating results for the quarter ended March 31, 2015. A copy of the Company’s press release entitled “Second Sight Reports First Quarter 2015 Financial Results” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing.

ITEM 7.01. REGULATION FD DISCLOSURE

On May 13, 2015, the Company issued the press release described above in Item 2.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The Company conducted a conference call to discuss these results on May 13, 2015, that was accessible live over the telephone by dialing 1-(800) 786-6018 (or dialing 1-(212) 231-2927 from outside the U.S.). As described in the press release, all statements in the teleconference other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Although the Company believes the expectations and objectives expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The conference call was broadcast live and was made available shortly after completion of the call for replay for 30 days. The replay can be accessed by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21767100.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing.

Exhibit No.	Description

99.1	Press Release issued May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller

By: Thomas B. Miller

Chief Financial Officer